Exhibit 15.2

We consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-254736) and Form S-8 (Nos. 333-81524, 333-100472, 333-107160, 333-122785, 333-125978, 333-135116, 333-151490, 333-161683, 333-161684, 333-167643, 333-196453 and 333-262071) of our reports dated March 25, 2022, relating to the financial statements of Telefonaktiebolaget LM Ericsson (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 December 2021.

/s/ Deloitte AB

Stockholm, Sweden

March 25, 2022